Exhibit 99.1

IntriCon Announces Proposed Public Offering of 1,500,000 Shares of Common Stock

ARDEN HILLS, Minn. — August 14, 2018 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn devices, today announced that it intends to offer and sell 1,500,000 shares of its common stock in an underwritten public offering. IntriCon also expects to grant to the underwriters for the offering a 30-day option to purchase an additional 225,000 shares of common stock. All of the shares to be sold in the offering are to be sold by IntriCon. IntriCon intends to use the net proceeds from the offering to repay debt, to fund capital expenditures, to repurchase and retire 500,000 shares of its common stock from certain of its directors and officers at a price equal to the net proceeds per share that IntriCon will receive from the offering, before expenses, and for working capital and other general corporate purposes. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Stifel is acting as sole book-running manager of the proposed offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the preliminary prospectus supplement and accompanying base prospectus are also available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares described herein or any other securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying base prospectus.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, the United Kingdom and Europe. The company’s common stock trades under the symbol “IIN” on the Nasdaq Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in IntriCon’s business, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, and in the preliminary prospectus supplement related to the proposed offering, each available on the SEC’s web site at www.sec.gov. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contact:

Scott Longval, CFO

651-604-9526

slongval@intricon.com

###